            AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 4, 1994

                                                            REGISTRATION NO. 33-

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ----------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               ----------------
                               MERCK & CO., INC.
               (Exact name of issuer as specified in its charter)

                                  P.O. Box 100
                                One Merck Drive
                      Whitehouse Station, New Jersey 08889
                                 (908) 423-1000
                    (Address of Principal Executive Offices)

           NEW JERSEY                                        22-1109110
    (State of Incorporation)                     (I.R.S. Employer Identification No.)

                     MEDICAL MARKETING GROUP, INC. ("MMG")
                        1991 CLASS B STOCK OPTION PLAN
                MMG 1991 SPECIAL NON-QUALIFIED STOCK OPTION PLAN
                             CERTAIN STOCK OPTIONS
                           (Full title of the plans)

                                CELIA A. COLBERT
                   SECRETARY AND ASSISTANT GENERAL COUNSEL
                               MERCK & CO., INC.
                                  P.O. BOX 100
                                ONE MERCK DRIVE
                      WHITEHOUSE STATION, NEW JERSEY 08889
                                 (908) 423-1000
           (Name, address and telephone number of agent for service)


                        CALCULATION OF REGISTRATION FEE


                                                                   Proposed
                                                                   maximum        Proposed maximum
                                                                   offering          aggregate
                                                 Amount            price per          offering               Amount
   Title of securities to be registered     to be registered        share*             price*          of registration fee
- ---------------------------------------------------------------------------------------------------------------------------
 Common Stock (no par value)                   1,250,000           $ 29.69          $ 37,112,500            $ 12,804
                                               shares
===========================================================================================================================

       * The prices stated above are estimated solely for the purpose of determining the registration fee and are based on the average of the high and low market prices of the stock as reported on the composite tape of New York Stock Exchange listed issues on April 28, 1994

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

       The following documents filed by the registrant (Exchange Act File No. 1-3305) with the Securities and Exchange Commission are incorporated herein by reference and made a part hereof:

       (1)    Annual Report on Form 10-K for the fiscal year ended December 31,
              1993;

       (2) Proxy Statement for the Annual Meeting of Stockholders held April 26, 1994;

       (3) The description of the Common Stock of the registrant set forth in the registrant's Registration Statement pursuant to Section
              12 of the Exchange Act, and any amendment or report filed for the purpose of updating any such description.

       All documents filed by the registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date hereof and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

       Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

       Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

       The New Jersey Business Corporation Act provides that a New Jersey corporation has the power to indemnify a director or officer against his or her expenses and liabilities in connection with any proceeding involving the director or officer by reason of his or her being or having been such a director or officer, other than a proceeding by or in the right of the corporation, if such a director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; and with respect to any criminal proceeding, such director or officer had no reasonable cause to believe his or her conduct was unlawful.

       The indemnification and advancement of expenses shall not exclude any other rights, including the right to be indemnified against liabilities and expenses incurred in proceedings by or in the right of the corporation, to which a director or officer may be entitled under a certificate of incorporation, bylaw, agreement, vote of shareholders, or otherwise; provided that no indemnification shall be made to or on behalf of a director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts or omissions (a) were in breach of his or her duty of loyalty to the corporation or its shareholders, (b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by the director or officer of an improper personal benefit.

       The Company's Restated Certificate of Incorporation provides that, to the fullest extent permitted by the laws of the State of New Jersey, directors and officers of the Corporation shall not be personally liable to the Corporation or its stockholders for damages for breach of any duty owed to the Corporation or its stockholders, except that a director or officer shall not be relieved from liability for any breach of duty based upon an act or omission
(a) in breach of such person's duty of loyalty to the Corporation or its stockholders, (b) not in good faith or involving a knowing violation of law or
(c) resulting in receipt by such person of an improper personal benefit.

       The By-Laws of the Company provide that a former, present or future director, officer or employee of the Company or the legal representative of any such director, officer or employee shall be indemnified by the Company:

              (a) against reasonable costs, disbursements and counsel fees paid or incurred where such person has been successful in the defense on the merits or otherwise of any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, brought by reason of such person's being or having been such director, officer or employee, and

              (b) with respect to the defense of any such action, suit, proceeding, inquiry or investigation for which indemnification is not made under (a) above, against reasonable costs, disbursements (which shall include amounts paid in satisfaction of settlements, judgments, fines and penalties, exclusive, however, of any amount paid or payable to the Company) and counsel fees if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and in connection with any criminal proceedings such person also had no reasonable cause to believe the conduct was unlawful, with the determination as to whether the applicable standard of conduct was met to be made by a majority of the members of the Board of Directors (sitting as a Committee of the Board) who were not parties to such inquiry, investigation, action, suit or proceeding or by any one or more disinterested counsel to whom the question may be referred by the Board of Directors; provided, however, in connection with any proceeding by or in the right of the Company, no indemnification shall be provided as to any person adjudged by any court to be liable to the Company except as and to the extent determined by such court.

       The Company enters into indemnification agreements with its directors and officers and enters into insurance agreements on its own behalf. The indemnification agreements provide that the Company agrees to hold harmless and indemnify its directors and officers to the fullest extent authorized or permitted by the Business Corporation Act of the State of New Jersey, or any other applicable law, or by any amendment thereof or other statutory provisions authorizing or permitting such indemnification that is adopted after the date hereof. Without limiting the generality of the foregoing, the Company agrees to hold harmless and indemnify its directors and officers to the fullest extent permitted by applicable law against any and all expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred by its directors and officers in connection with the defense of any present or future threatened, pending, or completed claim, action, suit, or proceeding by reason of the fact that they were, are, shall be, or shall have been a director or officer of the Company, or are or were serving, shall serve, or shall have served, at the request of the Company, as director or officer of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

       Not applicable.

ITEM 8.  EXHIBITS

Exhibit
Number                     Description                                           Method of Filing
- ------                     -----------                                           ----------------
 4.1    Restated Certificate of Incorporation of the registrant (May 6, 1992)    Incorporated by reference to
                                                                                 Form 10-K Annual Report for
                                                                                 the fiscal year ended
                                                                                 December 31, 1992

 4.2    By-Laws of the registrant (as amended November 22, 1988)                 Incorporated by
                                                                                 reference to Form
                                                                                 10-K Annual Report
                                                                                 for the fiscal year
                                                                                 ended December 31,
                                                                                 1988
 4.3    Medical Marketing Group, Inc. ("MMG") 1991 Class B Stock Option Plan              *
 4.4    Form of MMG Class B Non-Qualified Stock Option Agreement                          *
 4.5    MMG 1991 Special Non-Qualified Stock Option Plan                                  *
 4.6    Form of MMG 1991 Special Non-Qualified Stock Option Agreement                     *
 4.7    Stock Option Agreement dated as of July 15, 1991 between Micki Mikula             *
        and MMG
 4.8    Stock Option Agreement dated as of April 5, 1991 between Marianne                 *
        Vignone and MMG
 4.9    Stock Option Agreement dated as of April 5, 1991 between Peggy                    *
        Jablonski and MMG
4.10    Stock Option Agreement dated as of April 22, 1991 between Roger                   *
        Holstein and MMG
4.11    Stock Option Agreement dated as of May 1, 1992 between Carl Kanter and            *
        MMG
4.12    Assumption Agreement dated April 6, 1994 between registrant and MMG               *
 5      Opinion of Bert I. Weinstein, Associate General Counsel of the                    *
        registrant
23      Consent of Arthur Andersen & Co.                                                  *
24      Power of Attorney of Board of Directors                                  Included at Page II-6 of this
                                                                                 Registration Statement
- ---------------

* Filed with this Registration Statement.

ITEM 9. UNDERTAKINGS

     The undersigned registrant hereby undertakes:

          1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Whitehouse Station, State of New Jersey, on the 29th day of April, 1994.

                                             MERCK & CO., INC.



                                             By: /s/ P. Roy Vagelos, M.D.
                                                --------------------------
                                                     P. Roy Vagelos, M.D.
                                             (Chairman of the Board, President
                                             and Chief Executive Officer)

                               POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Celia A. Colbert or Mary M. McDonald, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                        TITLE                                          DATE
- ---------                                        -----                                          ----
/s/ P. Roy Vagelos, M.D.                   Chairman of the Board,                         April 29, 1994
- --------------------------                 President and Chief Executive
    P. Roy Vagelos, M.D.                   Officer (Principal Executive
                                           Officer) and Director



/s/ Judy C. Lewent                         Senior Vice President and                      April 29, 1994
- ---------------------------                Chief Financial Officer
    Judy C. Lewent                         (Principal Financial Officer)


/s/ Peter E. Nugent                        Vice President, Controller                     April 29, 1994
- ---------------------------                (Principal Accounting Officer)
    Peter E. Nugent

/s/ H. Brewster Atwater, Jr.               Director                                       April 29, 1994
- ----------------------------
    H. Brewster Atwater, Jr.

/s/ Sir Derek Birkin                       Director                                       April 29, 1994
- ----------------------------
    Sir Derek Birkin

/s/ Lawrence A. Bossidy                    Director                                       April 29, 1994
- -----------------------------
    Lawrence A. Bossidy

/s/ William G. Bowen, Ph.D.                Director                                       April 29, 1994
- -----------------------------
    William G. Bowen, Ph.D.

SIGNATURE                                        TITLE                                          DATE
- ---------                                        -----                                          ----
/s/ Carolyne K. Davis, Ph.D.               Director                                       April 29, 1994
- ----------------------------
    Carolyne K. Davis, Ph.D.

/s/ Lloyd C. Elam, M.D.                    Director                                       April 29, 1994
- ----------------------------
    Lloyd C. Elam, M.D.

/s/ Charles E. Exley, Jr.                  Director                                       April 29, 1994
- ----------------------------
    Charles E. Exley, Jr.

/s/ William N. Kelley, M.D.                Director                                       April 29, 1994
- ----------------------------
    William N. Kelley, M.D.

/s/ Ruben F. Mettler, Ph.D.                Director                                       April 29, 1994
- ----------------------------
    Ruben F. Mettler, Ph.D.

/s/ Richard S. Ross, M.D.                  Director                                       April 29, 1994
- -----------------------------
    Richard S. Ross, M.D.

/s/ Dennis Weatherstone                    Director                                       April 29, 1994
- -----------------------------
    Dennis Weatherstone

/s/ Martin J. Wygod                        Director                                       April 29, 1994
- -----------------------------
    Martin J. Wygod

Exhibit
Number              Description                          Method of Filing

 4.1   Restated Certificate of Incorporation of the      Incorporated by
       registrant (May 6, 1992)                          reference to Form
                                                         10-K Annual Report
                                                         for the fiscal year
                                                         ended December 31,
                                                         1992

4.2    By-Laws of the registrant (as amended             Incorporated by
       November 22, 1988)                                reference to Form
                                                         10-K Annual Report
                                                         for the fiscal year
                                                         ended December 31,
                                                         1988

4.3    Medical Marketing Group, Inc. ("MMG") 1991 Class B         *
       Stock Option Plan

4.4    Form of MMG Class B Non-Qualified Stock Option             *
       Agreement

4.5    MMG 1991 Special Non-Qualified Stock Option Plan           *

4.6    Form of MMG 1991 Special Non-Qualified Stock               *
       Option Agreement

4.7    Stock Option Agreement dated as of July 15, 1991           *
       between Micki Mikula and MMG

4.8    Stock Option Agreement dated as of April 5, 1991           *
       between Marianne Vignone and MMG

4.9    Stock Option Agreement dated as of April 5, 1991           *
       between Peggy Jablonski and MMG

4.10   Stock Option Agreement dated as of April 22, 1991          *
       between Roger Holstein and MMG

4.11   Stock Option Agreement dated as of May 1, 1992             *
       between Carl Kanter and MMG

4.12   Assumption Agreement dated April 6, 1994 between           *
       registrant and MMG

5      Opinion of Bert I. Weinstein, Associate General            *
       Counsel of the registrant

23     Consent of Arthur Andersen & Co.                           *

24     Power of Attorney of Board of Directors           Included at Page II-
                                                         6 of this
                                                         Registration
                                                         Statement

* Filed with this Registration Statement.